                                                                     Exhibit 1.1




                                4,427,500 Shares

                                  Common Stock

                                ($.01 Par Value)

                             UNDERWRITING AGREEMENT




_____ __, 2002

                             UNDERWRITING AGREEMENT

                                                                  _____ __, 2002

UBS Warburg LLC
Banc of America Securities LLC
First Union Securities, Inc.
SunTrust Capital Markets, Inc.
as Managing Underwriters
299 Park Avenue
New York, New York  10171-0026


Ladies and Gentlemen:

                  Right Management Consultants, Inc., a Pennsylvania corporation (the "Company"), proposes to issue and sell to the underwriters named in Schedule A hereto (the "Underwriters") an aggregate of 3,000,000 shares (the "Company Firm Shares") of Common Stock, $ .01 par value (the "Common Stock"), of the Company, and the shareholders listed on Schedule B hereto (the "Selling Shareholders"), propose to sell to the Underwriters an aggregate of 850,000 shares of Common Stock in the amounts set forth opposite each Selling Shareholder's name on Schedule B (the "Selling Shareholders' Firm Shares," and together with the Company Firm Shares, the "Firm Shares"). In addition, solely for the purpose of covering over-allotments, the Company proposes to grant to the Underwriters the option to purchase from the Company up to an additional 532,500 shares of Common Stock (the "Company Additional Shares") and the Selling Shareholders propose to grant to the Underwriters the option to purchase from them up to an additional 45,000 shares of Common Stock in the amounts set forth opposite each Selling Shareholder's name on Schedule B (the "Selling Shareholders' Additional Shares," and together with the Company Additional Shares, the "Additional Shares"). The Firm Shares and the Additional Shares are hereinafter collectively sometimes referred to as the "Shares". The Shares are described in the Prospectus which is referred to below.

                  The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively the "Act"), with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (File No. 333-____) including a prospectus, relating to the Shares, which incorporates by reference documents which the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively the "Exchange Act"). The Company has furnished to you, for use by the Underwriters and by dealers, copies of one or more preliminary prospectuses and the documents incorporated by reference therein (each such preliminary prospectus, including the documents incorporated therein by reference, being herein called a "Preliminary Prospectus") relating to the Shares. Except where the context otherwise requires, the registration statement, as amended when it becomes effective, including all documents filed as a part thereof or incorporated by reference therein, and including any information contained in a prospectus subsequently filed with the Commission pursuant to Rule 424(b) under the Act and deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Act and also including any registration statement filed pursuant to Rule 462(b) under the Act, is herein called the "Registration Statement", and the prospectus, including all documents incorporated therein by reference, in the form filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act) or, if no such filing is required, the form of final prospectus included in the Registration Statement at the time it became effective, is herein called the "Prospectus".

                  The Company, the Selling Shareholders and the Underwriters agree as follows:

                  1. Sale and Purchase. Upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Company and each of the Selling Shareholders selling Firm Shares, severally and not jointly, agree to sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Company and the Selling Shareholders selling Firm Shares, at a purchase price of $ per share, the aggregate number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Shares to be sold by the Company and each of the Selling Shareholders selling Firm Shares as set forth opposite their respective names on Schedule B hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter on Schedule A hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from the Company and the Selling Shareholders selling Firm Shares. The Company and the Selling Shareholders are each advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Shares as soon after the effective date of the Registration Statement as in your judgment is advisable and (ii) initially to offer the Firm Shares upon the terms set forth in the Prospectus. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

                  In addition, the Company and each Selling Shareholder selling Additional Shares, severally and not jointly, hereby grant to the several Underwriters the option to purchase, and upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Company and each Selling Shareholder selling Additional Shares, ratably in accordance with the number of Firm Shares to be purchased by each of them, all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Firm Shares, at the same purchase price per share to be paid by the Underwriters to the Company and the Selling Shareholders for the Firm Shares. The Additional Shares to be purchased from the Company and each Selling Shareholder selling Additional Shares shall be determined by multiplying the maximum number of Additional Shares to be sold by the Company and each Selling Shareholder selling Additional Shares as set forth opposite their respective names on Schedule B hereto by a fraction, the numerator of which is the aggregate number of Additional Shares to be purchased by the Underwriters and the denominator of which is the aggregate maximum number of Additional Shares offered for purchase by the Company and each Selling Shareholder selling Additional Shares (to be adjusted by you so as to eliminate fractional shares). This option may be exercised by you on behalf of the several Underwriters at any time and from time to time on or before the thirtieth day following the date hereof by written notice to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the "additional time of purchase"); provided, however, that the additional time of purchase shall not be earlier than the time of purchase (as defined below) nor earlier than the second business day(1) after the date on which the option shall have been exercised nor later than the tenth business day after the date on which the option shall have been exercised. The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Shares (subject, in each case, to such adjustment as you may determine to eliminate fractional shares).

                  2. Payment and Delivery. Payment of the purchase price for the Firm Shares shall be made to the Company and the Custodian on behalf of the Selling Shareholders by Federal Funds wire transfer, against delivery of the certificates for the Firm Shares to you through the facilities of the Depository Trust Company ("DTC") for the respective accounts of the Underwriters. Such payment and delivery shall be made at or around 10:00 A.M., New York City time, on _____ __, 2002 (unless another time shall be agreed to by you and the Company or unless postponed in accordance with the provisions of Section 10 hereof). The time at which such payment and delivery are actually made is hereinafter sometimes called the "time of purchase". Electronic transfer of the Firm Shares shall be made to you at the time of purchase in such names and in such denominations as you shall specify.

                 Payment of the purchase price for the Additional Shares shall be made at the additional time of purchase in the same manner as the payment to the Company and the Selling Shareholders for the Firm Shares. Electronic transfer of the Additional Shares shall be made to you at the additional time of purchase in such names and in such denominations as you shall specify.

                  Deliveries of the documents described in Section 8 below with respect to the purchase of the Shares shall be made at the offices of Fox, Rothschild, O'Brien & Frankel, LLP, 2000 Market Street, Tenth Floor, Philadelphia, Pennsylvania 19103, at 3:00 p.m. New York City time, on the day before the time of purchase or the additional time of purchase, as the case may be.

                  3. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each of the Underwriters that:

                  (a) the Company has not received, and has no notice of, any order of the Commission preventing or suspending the use of any Preliminary Prospectus, or instituting proceedings for that purpose; each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the requirements of the Act and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; the Registration Statement complied, when it became effective, complies and will comply, and the Prospectus will comply, in all material respects with the provisions of the Act; any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been and will be so described or filed; the Registration Statement did not, when it became effective, does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in the Preliminary Prospectus, the Registration Statement or the Prospectus in reliance upon and in conformity with information concerning an Underwriter furnished in writing by such Underwriter through UBS Warburg LLC to the Company expressly for use in the Preliminary Prospectus, Registration Statement or the Prospectus; the documents incorporated by reference in the Preliminary Prospectus, Registration Statement and the Prospectus, at the time they were filed with the Commission or became effective, as the case may be, complied in all material respects with the requirements of the Exchange Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Company has not distributed any offering material in connection with the offering or sale of the Shares other than the Registration Statement, the Preliminary Prospectus or the Prospectus;


---------------------
1 As used herein "business day" shall mean a day on which the Nasdaq National
  Market is open for trading.

                  (b) as of the date of this Agreement, the Company has an authorized and outstanding capitalization as set forth under the heading entitled "Actual" in the section of the Registration Statement and the Prospectus entitled "Capitalization" and, as of the time of purchase the Company shall have an authorized and outstanding capitalization as set forth under the heading entitled "As adjusted" in the section of the Registration Statement and the Prospectus entitled "Capitalization"; all of the issued and outstanding shares of capital stock including Common Stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right; no further approval or authority of the shareholders or the Board of Directors of the Company will be required for the issuance and sale of the Shares to be sold by the Company or for the sale of the Shares to be sold by the Selling Shareholders as contemplated herein;

                  (c) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus;

                  (d) the Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business, properties, financial condition, results of operation or prospects of the Company and the Subsidiaries (as hereinafter defined) taken as a whole (a "Material Adverse Effect"), and the Company is in compliance in all material respects with the laws, orders, rules, regulations and directives issued or administered by such jurisdictions. The Company has no significant subsidiaries other than those set forth on Schedule C hereto (the "Significant Subsidiaries" and together with all of the Company's other subsidiaries, the "Subsidiaries"); as of March 31, 2002, on a pro forma basis, the Significant Subsidiaries comprised 83.6% of the Company's consolidated net revenue after deferred revenue, 97.9% of the Company's consolidated net income from operations after taxes and 82.9% of the Company's consolidated total assets; complete and correct copies of the charter documents, bylaws and other organizational documents of the Company and the Significant Subsidiaries, including all amendments thereto, have been delivered to you and except as set forth in the exhibits to the Registration Statement no changes therein will be made subsequent to the date hereof and prior to the time of purchase or, if later, the additional time of purchase; each Subsidiary has been duly incorporated and is validly existing as a corporation and is in good standing under the laws of the jurisdiction of its incorporation, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus; each Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of the properties or the conduct of its business requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect, and each of the Subsidiaries is in compliance in all material respects with the laws, orders, rules, regulations and directives issued or administered by such jurisdictions; all of the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and (except for pledges of the Subsidiaries' capital stock under the Company's existing credit facility) are owned by the Company subject to no security interest, other encumbrance or adverse claims; no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Subsidiaries are outstanding;

                  (e) neither the Company nor any of the Subsidiaries is in conflict with, in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would result in any breach of, or constitute a default under), (i) its respective charter or by-laws or other organizational documents or (ii) in the performance or observance of any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their properties is bound or affected except, in the case of clause (ii), where such conflict, breach or default would not, individually or in the aggregate, have a Material Adverse Effect, and the execution, delivery and performance of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated hereby will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would result in any breach of, or constitute a default under), any provisions of the charter, by-laws or other organizational documents of the Company or any of the Subsidiaries or under any provision of any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or their respective properties may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of the Subsidiaries;

                  (f) this Agreement has been duly authorized, executed and delivered by the Company;

                  (g) the capital stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Registration Statement and Prospectus and the certificates for the Shares are in due and proper form and the holders of the Shares will not be subject to personal liability by reason of being such holders;

                  (h) the Shares have been duly and validly authorized by the Company and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable;

                  (i) no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Shares or the consummation by the Company of the transactions as contemplated hereby other than registration of the Shares under the Act, which has been or will be effected, and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters and under the rules and regulations of the National Association of Securities Dealers ("NASD");

                  (j) except as set forth in the Registration Statement and the Prospectus, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated hereby or otherwise, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Common stock or shares of any other capital stock or other equity interests of the Company, (iii) no person has the right to act as an underwriter, or as a financial advisor to the Company, in connection with the offer and sale of the Shares, and (iv) no person has the right, contractual or otherwise, to cause the Company to register under the Act any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, or to include any such shares or interests in the Registration Statement or the offering contemplated hereby, except for such rights as have been complied with or waived;

                  (k) Arthur Andersen LLP and Deloitte & Touche LLP, whose reports on the consolidated financial statements of the Company and the Subsidiaries and Coutts Consulting Group Limited ("Coutts") and its subsidiaries, respectively, are filed with the Commission as part of the Registration Statement and Prospectus, and Ernst & Young LLP, the Company's current independent auditors, are each independent public accountants as required by the Act;

                  (l) each of the Company and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, in order to conduct its respective business as described in the Registration Statement and the Prospectus; neither the Company nor any of the Subsidiaries is in violation of, or in default under, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries, the effect of which could have a Material Adverse Effect;

                  (m) all legal or governmental proceedings, affiliate transactions, contracts, licenses, agreements, leases or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required;

                  (n) there are no actions, suits, claims, investigations or proceedings pending or threatened to which the Company or any of the Subsidiaries or any of their respective officers is a party or of which any of their respective properties is subject at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which could result in a judgment, decree or order having a Material Adverse Effect or prevent consummation of the transactions contemplated hereby;

                  (o) the consolidated financial statements and schedules of the Company, and the related notes thereto, and the consolidated financial statements and schedules of Coutts and its subsidiaries, and the related notes thereto, incorporated by reference in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and the Subsidiaries and the consolidated financial position of Coutts and its subsidiaries, respectively, as of the dates indicated and the consolidated results of operations and cash flows of the Company and the Subsidiaries and the consolidated results of operations and cash flows of Coutts and its subsidiaries, respectively, for the periods specified, and have been prepared in compliance with the requirements of the Act and in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved; any pro forma financial statements or data included or incorporated by reference in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of Regulation S-X of the Act, and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements; the other financial and statistical data set forth in the Registration Statement and the Prospectus are accurately presented and prepared on a basis consistent with the financial statements and books and records of the Company; and there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement and the Prospectus that are not included as required;

                  (p) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been (i) any material adverse change, or any development involving a prospective material adverse change in the business, properties, management, financial condition, shareholders' equity or results of operation of the Company and the Subsidiaries taken as a whole, (ii) any transaction which is material to the Company or the Subsidiaries,
         (iii) any obligation, direct or contingent, which is material to the Company and the Subsidiaries taken as a whole, incurred by the Company or the Subsidiaries, (iv) any change in the capital stock or outstanding indebtedness of the Company or the Subsidiaries or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company; neither the Company nor the Subsidiaries has any material contingent obligation which is not disclosed in the Registration Statement;

                  (q) the Company has obtained for the benefit of the Underwriters the agreement (a "Lock-Up Agreement"), in the form set forth as Exhibit A hereto, of each of its directors and executive officers (including the Selling Shareholders); the Company will not release or purport to release any person from any Lock-Up Agreement without the prior written consent of UBS Warburg LLC;

                  (r) the Company is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

                  (s) all tax returns required to be filed by the Company and each of the Subsidiaries have been filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due have been paid, other than those being contested in good faith and for which adequate reserves have been provided;

                  (t) the Company and each of the Subsidiaries maintains insurance covering its properties, operations, personnel and businesses as the Company deems adequate and as previously disclosed to you; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company and the Subsidiaries and their businesses; all such insurance is outstanding and fully in force on the date hereof and will be outstanding and fully in force at the time of purchase and additional time of purchase, as the case may be;

                  (u) none of the Company, any of the Subsidiaries, Coutts or any of its subsidiaries has sustained since the date of the last financial statements incorporated by reference in the Prospectus any loss or interference with their respective business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree;

                  (v) the Company has not sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in, or filed as an exhibit to, the Registration Statement, the Prospectus or any document incorporated by reference therein, and no such termination or non-renewal has been threatened by the Company or, to the knowledge of the Company after due inquiry, any other party to any such contract or agreement;

                  (w) the Company and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

                  (x) neither the Company nor any of the Subsidiaries nor any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result, under the Exchange Act or otherwise, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares

                  (y) neither the Company, nor any of the Subsidiaries, nor to the Company's knowledge after due inquiry, any employee or agent of the Company or the Subsidiaries, has made any payment of funds of the Company or the Subsidiaries or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement or the Prospectus

                  (z) the Company or the Subsidiaries own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, copyrights and trade secrets described in the Registration Statement and the Prospectus as being owned or licensed by them, which the Company believes are necessary for the conduct of its business and which the failure to own, license or have such rights could have a Material Adverse Effect (collectively, "Intellectual Property"); (i) other than as described in the Registration Statement, there are no third parties who have or, to the knowledge of the Company, will be able to establish their rights to any Intellectual Property, except for the ownership rights of the owners of the Intellectual Property which is licensed to the Company; (ii) there is no infringement by third parties of any Intellectual Property; (iii) there is no pending or threatened action, suit, proceeding or claim by others challenging the Company's rights in or to any Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (v) there is no pending or threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other intellectual property rights of others, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (vi) there is no patent or patent application which contains claims that interfere with the issued or pending claims of any of the Intellectual Property; and (vii) there is no prior art that may render any patent application owned by the Company of the Intellectual Property unpatentable which has not been disclosed to the U.S. Patent and Trademark Office;

                  (aa) neither the Company nor any of the Subsidiaries is engaged in any unfair labor practice; except for matters which would not have a Material Adverse Effect individually or in the aggregate on the Company and the Subsidiaries, (i) there is (A) no unfair labor practice complaint pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or any of the Subsidiaries, and (ii) to the best knowledge of the respective managements of the Company or any of the Subsidiaries, (A) no union organizing activities are currently taking place concerning the employees of the Company or any of the Subsidiaries and (B) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, of any applicable wage or hour laws, nor any provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") or the rules and regulations promulgated thereunder concerning the employees of the Company or any of the Subsidiaries;

                  (bb) (i) each of the Company and the Subsidiaries is in compliance with and has no liability under any and all applicable laws, statutes, ordinances, regulations, rules, decrees, orders, judgments, consent orders, consent decrees or other binding requirements and the common law relating to the protection of public health or the environment, the release or threatened release of hazardous material (including, without limitation, any material, substance, waste, constituent, compound, pollutant or contaminant, including, without limitation, petroleum (including, without limitation, crude oil or any fraction thereof or any petroleum product), subject to regulation or which can give rise to liability under the Environmental Laws (as hereinafter defined)), natural resources damages, or occupational safety and health (collectively, "Environmental Laws") and (ii) each of the Company and the Subsidiaries is in compliance with all terms and conditions of any required permits, licenses and authorizations, and is also in compliance with all other applicable limitations, restrictions, conditions, standards, prohibitions, requirements and obligations, contained in the Environmental Laws; and

                  (cc) the Company and each of the Subsidiaries has good and marketable title to all property (real and personal) described in the Prospectus as being owned by each of them, free and clear of all liens, claims, security interests or other encumbrances other than as described in the Registration Statement; all the property described in the Registration Statement and the Prospectus as being held under lease by the Company or a Subsidiary is held thereby under valid, subsisting and enforceable leases.

                  In addition, any certificate signed by any officer of the Company and delivered to you or your counsel in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

                  4. Representations and Warranties of the Selling Shareholders. Each of the Selling Shareholders severally and not jointly represents and warrants to, and agrees with, each of the Underwriters and the Company that:

                  (a) all consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Shareholder of this Agreement and the Power-of-Attorney and the Custody Agreement hereinafter referred to, and for the consummation by such Selling Shareholder of the transactions contemplated by this Agreement, the Power-of-Attorney and the Custody Agreement have been obtained; and such Selling Shareholder has full right, power and authority to enter into this Agreement, the Power-of-Attorney and the Custody Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Shareholder hereunder;

                  (b) this Agreement, the Power-of-Attorney and the Custody Agreement have each been duly executed and delivered by or on behalf of such Selling Shareholder and the Power-of-Attorney and the Custody Agreement each constitute legal, valid and binding agreements of such Selling Shareholder enforceable in accordance with their terms;

                  (c) the sale of the Shares to be sold by such Selling Shareholder hereunder and the compliance by such Selling Shareholder with all of the provisions of this Agreement, the Power-of-Attorney and the Custody Agreement and the consummation by such Selling Shareholder of the transactions contemplated hereby and thereby will not conflict with or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would result in any breach of, or constitute a default under), any provision of any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder or such Selling Shareholder's properties may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to such Selling Shareholder; and such sale can not be matched with a corresponding purchase prior to the time of delivery for purposes of Section 16(b) of the Exchange Act;

                  (d) such Selling Shareholder has, and immediately prior to the time of purchase or the additional time of purchase, as the case may be, will have, good and valid title to the Shares to be sold by such Selling Shareholder hereunder, free and clear of all liens, encumbrances, equities or claims; and upon payment therefor and the delivery to DTC or its agent of the Shares registered in the name of Cede & Co. or such other nominee designated by the DTC, both as provided for herein, and the crediting of the Shares to the Underwriters' respective accounts with DTC, Cede & Co. or such other nominee designated by DTC will be a "protected purchaser" of the Shares (as defined in Section 8-303 of the Uniform Commercial Code as adopted in the State of New York (the "Code')), the Underwriters will acquire a valid "security entitlement" (within the meaning of Section 8-501 of the Code) to the Shares and no action based on an "adverse claim" (as defined in Section 8-102 of the Code ) may be asserted against the Underwriters with respect to such security entitlement (assuming that the Underwriters are without notice of any such adverse claim);

                  (e) such Selling Shareholder has the authority to and has executed and delivered a lock-up agreement in the form attached hereto as Exhibit A;

                  (f) such Selling Shareholder has not taken and will not at any time take, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result, under the Exchange Act or otherwise, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

                  (g) to the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder expressly for use therein, such Preliminary Prospectus and the Registration Statement did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will, when they become effective or are filed with the Commission, as the case may be, comply in all material respect to the requirements of the Act and will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

                  (h) if such Selling Shareholder is an executive officer of the Company, such Selling Shareholder is not aware of and has no reason to believe that the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                  (i) in order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Shareholder agrees to deliver to you prior to or at the time of purchase a properly completed and executed United States Treasury Department Substitute Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);

                  (j) certificates in negotiable form, duly endorsed in blank or accompanied by stock powers duly endorsed in blank, representing all of the Shares to be sold by such Selling Shareholder hereunder have been placed in custody under a Custody Agreement, in the form heretofore furnished to you (the "Custody Agreement"), duly executed and delivered by such Selling Shareholder to __________, as custodian (the "Custodian"), and such Selling Shareholder has duly executed and delivered a power-of-attorney, in the form heretofore furnished to you (the "Power-of-Attorney"), appointing _________ and _________ as such Selling Shareholder's attorneys-in-fact (the "Attorneys-in-Fact") with authority, either acting alone or jointly, to execute and deliver this Agreement on behalf of such Selling Shareholder, to determine the purchase price to be paid by the Underwriters to such Selling Shareholder as provided in Section 1 hereof, to authorize the delivery of the Shares to be sold by such Selling Shareholder hereunder and otherwise to act on behalf of such Selling Shareholder in connection with the transactions contemplated by this Agreement and the Custody Agreement; and

                  (k) the Shares represented by the certificates held in custody for such Selling Shareholder under the Custody Agreement are subject to the interests of the Underwriters hereunder; the arrangements made by such Selling Shareholder for such custody, and the appointment by such Selling Shareholder of the Attorneys-in-Fact by the Power-of-Attorney, are to that extent irrevocable; the obligations of the Selling Shareholders hereunder shall not be terminated by operation of law, whether by the death or incapacity of such Selling Shareholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership or corporation, by the dissolution or liquidation of such partnership or corporation, or by the occurrence of any other event; if any individual Selling Shareholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership or corporation should be dissolved or liquidated, or if any other such event should occur, before the delivery of the Shares hereunder, certificates representing the Shares to be sold by such Selling Shareholder shall be delivered by or on behalf of such Selling Shareholder in accordance with the terms and conditions of this Agreement and the Custody Agreement, and actions taken by the Custodian pursuant to the Custody Agreement or the Attorneys-in-Fact, either acting alone or jointly, pursuant to the Power-of-Attorney shall be as valid as if such death, incapacity, termination, dissolution, liquidation or other event had not occurred, regardless of whether or not the Custodian or the Attorneys-in-Fact, or either of them acting alone, shall have received notice of such death, incapacity, termination, dissolution, liquidation or other event.

5.       Certain Covenants of the Company.  The Company hereby agrees:

                  (a) to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states as you may designate and to maintain such qualifications in effect so long as required for the distribution of the Shares; provided -------- that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Shares); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and, in the event of any such suspension, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible;

                  (b) to make available to the Underwriters prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement and from time to time to furnish to the Underwriters in New York City with as many written or (at the election of the Underwriters) electronic copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may request for the purposes contemplated by the Act; in case any Underwriter is required to deliver a prospectus after the nine-month period referred to in
         Section 10(a)(3) of the Act in connection with the sale of the Shares, the Company will prepare promptly upon request such amendment or amendments to the Registration Statement and such prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act;

                  (c) to (i) advise you promptly, confirming such advice in writing, when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective, (ii) prepare the Prospectus in a form approved by you and, if Rule 430A under the Act is used, to file such Prospectus pursuant to Rule 424(b) under the Act no later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act and to make no further amendment or any supplement to the Registration Statement or Prospectus to which you shall object in writing promptly after reasonable notice thereof, and
         (iii) advise you promptly, confirming such advice in writing, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act;

                  (d) to advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement or Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement or Prospectus including by filing any documents that would be incorporated therein by reference and to file no such amendment or supplement to which you shall object in writing after reasonable notice thereof;

                  (e) subject to Section 4(o) hereof, to file promptly all reports and any definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares, and to promptly notify you of such filing;

                  (f) if necessary or appropriate, to file a registration statement pursuant to Rule 462(b) under the Act by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) registration statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;

                  (g) to furnish to you promptly and, upon request, to each of the other Underwriters for a period of five years from the date of this Agreement (i) copies of any reports or other communications which the Company shall send to its shareholders or shall from time to time publish or publicly disseminate, (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, (iii) copies of documents or reports filed with any national securities exchange or automated quotation system on which any class of securities of the Company is listed or quoted, and (iv) such other information as you may reasonably request regarding the Company or the Subsidiaries;

                  (h) to advise the Underwriters promptly of the happening of any event within the time during which a Prospectus relating to the Shares is required to be delivered under the Act which could require the making of any change in the Prospectus then being used , or in the information incorporated therein by reference, so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, to prepare, file and furnish, at the Company's expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change and to file no such amendment or supplement to which you shall object in writing after reasonable notice thereof;

                  (i) to make generally available to its security holders, and to deliver to you, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) of the Act) as soon as is reasonably practicable after the termination of such twelve-month period but not later than August 1, 2003;

                  (j) to furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders' equity and of cash flow of the Company and the Subsidiaries for such fiscal year, accompanied by a copy of the certificate or report thereon of nationally recognized independent certified public accountants) and, as soon as practicable after the end of each of the first three fiscal quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to is shareholders consolidated summary financial information of the Company and the Subsidiaries for such quarter in reasonable detail;

                  (k) to furnish to you two copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto and documents incorporated by reference therein), and sufficient conformed copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters;

                  (l) to furnish to you as early as practicable prior to the time of purchase and the additional time of purchase, as the case may be, but no later than two business days prior thereto, a copy of the latest available unaudited interim consolidated financial statements, if any, of the Company and the Subsidiaries which have been read by the Company's independent certified public accountants, as stated in their letter to be furnished pursuant to Section 8(b) hereof;

                  (m) to apply the net proceeds from the sale of the Shares by the Company in the manner set forth under the caption "Use of Proceeds" in the Prospectus and such that the Company will not become an "investment company" as that term is defined in the Investment Company Act;

                  (n) to pay all costs, expenses, fees and taxes (other than any transfer taxes and fees and disbursements of counsel for the Underwriters except as set forth under Section 7 hereof and (iii), (iv) and (vi) below) in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares, (iii) the producing, word processing and/or printing of this Agreement, any Agreement Among Underwriters, any dealer agreements, any powers of attorney, any closing documents (including compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including the legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky or legal investment surveys or memorandum to the Underwriters and to dealers,
         (v) any listing of the Shares on any securities exchange or qualification of the Shares for quotation on the Nasdaq National Market and any registration thereof under the Exchange Act, (vi) any filing for review of the public offering of the Shares by the NASD, including the legal fees and filing fees and other disbursements of counsel to the Underwriters, (vii) the cost of preparing stock certificates,
         (viii) the cost and charges of any transfer agent or registrar, (ix) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offer and sale of the Shares to prospective investors and your sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants and the cost of any aircraft chartered in connection with the road show, and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this paragraph;

                  (o) to furnish to you, before filing with the Commission subsequent to the effective date of the Registration Statement and during the period referred to in paragraph (e) above, a copy of any document proposed to be filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act;

                  (p) not to sell, offer or agree to sell, contract to sell, hypothecate, pledge, grant any option to sell or otherwise dispose of, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock or warrants or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock, or file or cause to be declared effective a registration statement under the Act relating to the offer and sale of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock for a period of 90 days after the date hereof (the "Lock-Up Period"), without the prior written consent of UBS Warburg LLC, except for (i) the registration of the Shares and the sales to the Underwriters pursuant to this Agreement, (ii) issuances of Common Stock upon the exercise of options or warrants disclosed as outstanding in the Registration Statement and the Prospectus, and (iii) the issuance of employee stock options not exercisable during the Lock-Up Period pursuant to stock option plans described in the Registration Statement and the Prospectus; and

                  (q) to use its best efforts to cause the Shares to be listed for quotation on the Nasdaq National Market.

                  6. Covenants of the Selling Shareholders. Each of the Selling Shareholders agree to pay or cause to be paid all taxes, if any, on the transfer and sale of the Shares to be sold by such Selling Shareholder hereunder. The Company agrees with the Selling Shareholders to pay all costs and expenses incident to the performance of the obligations of the Selling Shareholders under this Agreement (except as set forth above), including, but not limited to, all expenses incident to the registration, sale and delivery of the Shares to be sold by the Selling Shareholders, the costs and expenses incident to the preparation, printing, filing and furnishing the Registration Statement (including all exhibits thereto), each Preliminary Prospectus and the Prospectus and any amendments or supplements thereto, the expenses of qualifying the Shares to be sold by the Selling Shareholders under the state securities or blue sky laws, the expenses of any filing for review with the NASD, the fees and expenses of counsel for such Selling Shareholders and the fees and expenses of the Attorneys-in-Fact and the Custodian; provided that each Selling Shareholder agrees to pay or cause to be paid its pro rata share (based on the percentage which the number of Shares sold by such Selling Shareholder bears to the total number of Shares sold) of all underwriting discounts and commissions.

                  7. Reimbursement of Underwriters' Expenses. If the Shares are not delivered for any reason other than the termination of this Agreement pursuant to the last paragraph of Section 10, the Company shall, in addition to paying the amounts described in Section 5(n) and Section 6 hereof, reimburse the Underwriters for all of their out-of-pocket expenses, including the fees and disbursements of their counsel.

                  8. Conditions of Underwriters' Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company and the Selling Shareholders on the date hereof and at the time of purchase (and the several obligations of the Underwriters at the additional time of purchase are subject to the accuracy of the representations and warranties on the part of the Company and the Selling Shareholders on the date hereof, at the time of purchase (unless previously waived) and at the additional time of purchase, as the case may be), the performance by the Company and the Selling Shareholders of their obligations hereunder and to the following additional conditions precedent:

                  (a) The Company shall furnish to you at the time of purchase and at the additional time of purchase, as the case may be, an opinion of Fox, Rothschild, O'Brien & Frankel, LLP, counsel for the Company and the Selling Shareholders, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form reasonably satisfactory to Sullivan & Cromwell, counsel for the Underwriters, stating that:

                           (i) the Company has been duly incorporated and is
                  validly existing and presently subsisting as a corporation under the laws of the Commonwealth of Pennsylvania, with full corporate power to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus, to execute and deliver this Agreement and to issue, sell and deliver the Shares as herein contemplated;

                           (ii) each of the Significant Subsidiaries has been
                  duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation with full corporate power to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates);

                           (iii) the Company is duly qualified to do business as
                  a foreign corporation and is in good standing under the laws of each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates);

                           (iv) each of the Significant Subsidiaries is duly
                  qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates);

                           (v) this Agreement has been duly authorized, executed
                  and delivered by the Company;

                           (vi) this Agreement, the Power-of-Attorney and the
                  Custody Agreement have each been duly executed and delivered by each Selling Shareholder and the Power-of-Attorney and Custody Agreement each constitute legal, valid and binding agreements of each Selling Shareholder enforceable in accordance with their terms subject (A) to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights, (B) to general equity principles (whether considered in a preceding in equity or at law), (C) to an implied covenant of good faith and (D) as to rights of indemnity and contribution under this Agreement, to limitations that may be imposed by federal or state securities laws or principles of public policy;

                           (vii) the Shares have been duly authorized and, when
                  issued and delivered to and paid for by the Underwriters in accordance with this Agreement, will be validly issued and will be fully paid and non-assessable;

                           (viii) the Company has an authorized and outstanding
                  capitalization as set forth in the section of the Registration Statement and the Prospectus entitled "Capitalization"; the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid, nonassessable and free of preemptive rights under the Pennsylvania Business Corporation Law and contractual preemptive rights, resale rights, rights of first refusal and similar rights; the Shares when issued will be free of preemptive rights under the Pennsylvania Business Corporation Law, the Articles of Incorporation and By-Laws of the Company, any agreement or instrument filed as an exhibit to the Registration Statement and, as to such counsel's knowledge, any other agreement; the certificates for the Shares are in due and proper form under Pennsylvania law and the holders of the Shares will not be subject to personal liability solely by reason of being such holders;

                           (ix) all of the outstanding shares of capital stock
                  of each of the Significant Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and, except for pledges under the Company's existing credit facility, are owned by the Company, in each case subject to no security interest, other encumbrance or adverse claim; to such counsel's knowledge, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Significant Subsidiaries are outstanding;

                           (x) the capital stock of the Company, including the
                  Shares, conforms in all material respects to the description thereof contained in the section of the Registration Statement and Prospectus entitled "Description of Capital Stock";

                           (xi) the Registration Statement and the Prospectus
                  (except as to the financial statements and schedules and other financial and accounting data contained or incorporated by reference therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act;

                           (xii) the Registration Statement has become effective
                  under the Act and, to such counsel's knowledge, no stop order proceedings with respect thereto are pending or threatened under the Act and any required filing of the Prospectus and any supplement thereto pursuant to Rule 424 under the Act has been made in the manner and within the time period required by such Rule 424;

                           (xiii) no approval, authorization, consent or order
                  of or filing with any national, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Company Firm Shares or the Company Additional Shares and consummation by the Company of the transactions as contemplated hereby other than registration of the Shares under the Act and the approval of the NASD (except such counsel need express no opinion as to any necessary qualification under the state securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters);

                           (xiv) no approval, authorization, consent or order of
                  or filing with any national, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Selling Shareholders' Firm Shares or the Selling Shareholders' Additional Shares and consummation by the Selling Shareholders of the transactions as contemplated hereby other than registration of the Shares under the Act, the approval of the NASD and beneficial ownership filings under the Exchange Act (except such counsel need express no opinion as to any necessary qualification under the state securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters);

                           (xv) the execution, delivery and performance of this
                  Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both, would result in any breach of, or constitute a default under), any provisions of the articles of incorporation or other formation document or by-laws of the Company or any of the Significant Subsidiaries or under any provision of any contract, agreement or instrument filed as an exhibit to the Registration Statement to which the Company or any of the Subsidiaries is a party or by which any of them or their respective properties may be bound or affected, under any federal or Pennsylvania law, regulation or rule or any decree, judgment or order applicable to the Company or any of the Subsidiaries, or, to the knowledge of such counsel, under any state (other than Pennsylvania), local or foreign law, regulation or rule applicable to the Company or any of the Subsidiaries;

                           (xvi) to such counsel's knowledge, neither the
                  Company nor any of the Significant Subsidiaries is in violation of its articles of incorporation or other formation document or by-laws or is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would result in any breach of, or constitute a default under), any contract, agreement or instrument filed as an exhibit to the Registration Statement to which the Company or any of the Subsidiaries is a party or by which any of them or their respective properties may be bound or affected or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of the Subsidiaries, other than any such breach or default that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

                           (xvii) to such counsel's knowledge, there are no
                  governmental proceedings, affiliate transactions, contracts, licenses, agreements, leases or documents of a character which are required to be filed as exhibits to the Registration Statement or to be summarized or described in the Prospectus which have not been so filed, summarized or described;

                           (xviii) to such counsel's knowledge, there are no
                  actions, suits, claims, investigations or proceedings pending or threatened to which the Company or any of the Subsidiaries is a party or of which any of their respective properties is subject at law or in equity or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which are required to be described in the Prospectus but are not so described;

                           (xix) the sale of the Shares to be sold by each
                  Selling Shareholder hereunder and the compliance by each Selling Shareholder with all of the provisions of this Agreement, the Power-of-Attorney and the Custody Agreement and the consummation of the transactions hereby and thereby do not and will not conflict with or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would result in any breach of, or constitute a default under), any provision of any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder or such Selling Shareholder's properties may be bound or affected, under any federal or Pennsylvania law, regulation or rule or any decree, judgment or order applicable to such Selling Shareholder, or, to the knowledge of such counsel, under any state (other than Pennsylvania), local or foreign law, regulation or rule applicable to such Selling Shareholder; and such sale can not be matched with a corresponding purchase prior to the time of delivery for purposes of Section 16(b) of the Exchange Act;

                           (xx) the documents incorporated by reference in the
                  Registration Statement and Prospectus, when they became effective or were filed, as the case may be, (or, if an amendment with respect to any such document was filed, when such amendment was filed or became effective, as the case may
                  be) with the Commission, complied as to form in all material respects with the Act or Exchange Act (except as to the financial statements and schedules and other financial and accounting data contained or incorporated by reference therein as to which such counsel need express no opinion);

                           (xxi) such Selling Shareholder has, and immediately
                  prior to the time of purchase or the additional time of purchase, as the case may be, will have, good and valid title to the Shares to be sold by such Selling Shareholder hereunder, free and clear of all liens, encumbrances, equities or claims; and upon payment therefor and the delivery to DTC or its agent of the Shares registered in the name of Cede & Co. or such other nominee designated by the DTC, both as provided for herein, and the crediting of the Shares to the Underwriters' accounts with DTC, Cede & Co. or such other nominee designated by DTC will be a "protected purchaser" of the Shares (as defined in Section 8-303 of the Code), the Underwriters will acquire a valid "security entitlement" (within the meaning of Section 8-501 of the Code) to the Shares (pursuant to Section 8-502 of the Code) and no action based on an "adverse claim" (as defined in Section 8-102 of the Code ) may be asserted against the Underwriters with respect to such security entitlement (assuming that the Underwriters are without notice of any such adverse claim) (such counsel being entitled to assume in respect of the opinion in this clause that the Uniform Commercial Code as adopted in New York s the same as and will be interpreted in the same manner as the Uniform Commercial Code as adopted in Pennsylvania);

                           (xxii) the Company will not, upon consummation of the
                  transactions contemplated by this Agreement, be an "investment company," or a "promoter" or "principal underwriter" for, a "registered investment company," as such terms are defined in the Investment Company Act;

                           (xxiii) those statements in the sections of the
                  Registration Statement and the Prospectus entitled "Risk Factors", "Business", "Management", "Description of Capital Stock", "Validity of the Securities", "Certain U.S. Federal Income Tax Considerations for Non-U.S. Holders" and "Underwriting" insofar as such statements constitute summaries of legal matters, contracts, agreements or legal proceedings, or that refer to statements of law or legal conclusions, are accurate in all material respects and present fairly the information required to be shown; and

                           (xxiv) no person has the right, pursuant to the terms
                  of any agreement or instrument described in or filed as an exhibit to the Registration Statement or otherwise known to such counsel to have any securities issued by the Company and owned by them registered pursuant to the Act, included in the Registration Statement or sold in the offering contemplated hereby, whether as a result of the filing or effectiveness of the Registration Statement or the transactions contemplated hereby or otherwise, except for such rights as have been complied with or waived.

                  In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and representatives of the Underwriters at which the contents of the Registration Statement and Prospectus were discussed and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus (except as and to the extent stated in the first clause of subparagraph (viii) and in subparagraphs (vii), (x) and (xxiii) above), on the basis of the foregoing nothing has come to the attention of such counsel that causes them to believe that the Registration Statement or any amendment thereto at the time such Registration Statement or amendment became effective and at the time of purchase or the additional time of purchase, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any supplement thereto at the date of such Prospectus or such supplement, and at all times up to and including the time of purchase or additional time of purchase, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief with respect to the financial statements and schedules and other financial or accounting data included in the Registration Statement or the Prospectus).

                  In rendering the opinion in paragraph (xix), such counsel may rely upon a certificate of such Selling Shareholders in respect of matters of fact as to ownership of, and liens, encumbrances, equities or claims on, the Shares sold by such Selling Shareholders and the existence of agreements as to which such Selling Shareholders are parties, provided that such counsel shall state that they believe that both you and they are justified in relying upon such certificate.

                  (b) You shall have received from Deloitte & Touche LLP and Ernst & Young LLP letters each dated, respectively, the date of this Agreement and the time of purchase and additional time of purchase, as the case may be, and addressed to the Underwriters (with reproduced copies for each of the Underwriters) in the form heretofore approved by Sullivan & Cromwell;

                  (c) You shall have received at the time of purchase and at the additional time of purchase, as the case may be, the favorable opinion of Sullivan & Cromwell, counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, as to such matters as you reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

                  (d) No amendment or supplement to the Registration Statement or Prospectus, including documents deemed to be incorporated by reference therein, shall be filed to which you object in writing after reasonable notice thereof;

                  (e) The Registration Statement shall become effective not later than 5:30 P.M. New York City time on the date of this Agreement and, if Rule 430A under the Act is used, the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act, at or before 5:30 P.M., New York City time, on the second full business day after the date of this Agreement; and if the Company has elected to rely upon Rule 462(b), the Rule 462(b) registration statement shall have become effective by 10:00 P.M., New York City time, of the date of this Agreement;

                  (f) Prior to the time of purchase or the additional time of purchase, as the case may be, (i) no stop order with respect to the effectiveness of the Registration Statement or any part thereof shall have been issued under the Act and no proceeding for that purpose shall have been initiated or threatened by the Commission and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction; (ii) the Registration Statement and all amendments thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectus and all amendments or supplements thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading;

                  (g) Between the time of execution of this Agreement and the time of purchase or the additional time of purchase, as the case may be, (i) no material and unfavorable change or any development involving a material adverse change, financial or otherwise (other than as specifically identified in the Registration Statement and Prospectus), in the business, properties, management, financial condition, shareholders' equity or results of operation or prospects of the Company and the Subsidiaries taken as a whole shall occur or become known and (ii) no transaction which is material and unfavorable to the Company shall have been entered into by the Company or any of the Subsidiaries;

                  (h) The Company and the Selling Shareholders shall have furnished or caused to be furnished to you, at the time of purchase or additional time of purchase, as the case may be, certificates of two executive officers of the Company and of the Selling Shareholders, respectively, to the effect that the representations and warranties of the Company, in the case of the Company's certificate, and the Selling Shareholders, in the case of such Selling Shareholders' certificate, as set forth in this Agreement are true and correct as of each such date, that the Company and the Selling Shareholders, respectively, have performed all of its obligations under this Agreement as such obligations are to be performed at or before the time of purchase and at or before the additional time of purchase, as the case may be, and, in the case of the Company, the conditions set forth in paragraphs (f) and (g) of this Section 8 have been met;

                  (i) You shall have received the signed Lock-Up Agreements referred to in Section 3(q);

                  (j) The Company and the Selling Shareholders shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus as of the time of purchase and the additional time of purchase, as the case may be, as you may reasonably request;

                  (k) The Shares shall have been approved for quotation on the Nasdaq National Market at or prior to the time of purchase or the additional time of purchase, as the case may be; and

                  (l) Between the time of execution of this Agreement and the time of purchase or additional time of purchase, as the case may be, there shall not have occurred any downgrading, nor shall any notice or announcement have been given or made of (i) any intended or potential downgrading or (ii) any review, watch or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company by any "nationally recognized statistical rating organization," as that term is defined in Rule 436(g)(2) under the Act.

                  9. Effective Date of Agreement; Termination. This Agreement shall become effective (i) if Rule 430A under the Act is not used, when you shall have received notification of the effectiveness of the Registration Statement, or (ii) if Rule 430A under the Act is used, when the parties hereto have executed and delivered this Agreement.

                  The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of UBS Warburg LLC or the absolute discretion of any group of Underwriters (which may include UBS Warburg
LLC) that has agreed to purchase in the aggregate at least 50% of the Firm Shares, if, (x) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement and Prospectus, there has been any material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition, shareholders' equity, results of operation or prospects of the Company and the Subsidiaries taken as a whole, which would, in your judgment or in the judgment of such group of Underwriters, makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and Prospectus, or (y) there shall have occurred: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, American Stock Exchange or the Nasdaq National Market; (ii) a suspension or material limitation in trading in the Company's securities on the Nasdaq National Market; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities or acts of terrorism involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment or in the judgment of such group of Underwriters makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and Prospectus, or (z) there shall have occurred any downgrading, or any notice shall have been given of (i) any intended or potential downgrading or (ii) any review, watch or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company by any "nationally recognized statistical rating organization", as that term is defined in Rule 436(g)(2) under the Act.

                  If you or any group of Underwriters elects to terminate this Agreement as provided in this Section 9, the Company and each other Underwriter shall be notified promptly in writing.

                  If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5(n), 7 and 11 hereof), and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 11 hereof) or to one another hereunder.

                  10. Increase in Underwriters' Commitments. Subject to Sections 8 and 9, if any Underwriter shall default in its obligation to take up and pay for the Firm Shares to be purchased by it hereunder (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of
Section 9 hereof) and if the number of Firm Shares which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Shares to be sold hereunder, the non-defaulting Underwriters shall take up and pay for (in addition to the aggregate number of Firm Shares they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Shares agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Shares shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Shares shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Shares set opposite the names of such non-defaulting Underwriters in Schedule A.

                  Without relieving any defaulting Underwriter from its obligations hereunder, the Company and each Selling Shareholder agrees with the non-defaulting Underwriters that it will not sell any Firm Shares hereunder unless all of the Firm Shares are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).

                  If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and Prospectus and other documents may be effected.

                  The term Underwriter as used in this Agreement shall refer to and include any Underwriter substituted under this Section 10 with like effect as if such substituted Underwriter had originally been named in Schedule A.

                  If the aggregate number of Shares which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Shares which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Shares which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Company or the Selling Shareholders to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company or any Selling Shareholders, except for the expenses to be borne by the Company, the Selling Shareholders and the Underwriters as provided in Sections 5(n), 6, 7 and 11. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

                  11. Indemnity and Contribution.

                  (a) The Company agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim (or actions in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus (the term Prospectus for the purpose of this Section 11 being deemed to include any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or such Prospectus or necessary to make the statements made therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning an Underwriter furnished in writing by or on behalf of such Underwriter through UBS Warburg LLC to the Company expressly for use in such Registration Statement or such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading, (ii) any untrue statement or alleged untrue statement made by the Company in Section 3 of this Agreement or the failure by the Company to perform, when and as required, any agreement or covenant contained herein, or (iii) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials provided by the Company or based upon written information furnished by or on behalf of the Company including, without limitation, slides, videos, films or tape recordings used in connection with the marketing of the Shares.

                  (b) Each Selling Shareholder, severally and not jointly, agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim (or actions in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or such Prospectus or necessary to make the statements made therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder expressly for use therein and (ii) any untrue statement or alleged untrue statement made by such Selling Shareholder in Section 4 of this Agreement or the failure by such Selling Shareholder to perform when and as required any agreement or covenant contained herein. Notwithstanding the foregoing, the aggregate liability of any Selling Shareholder pursuant to the provisions of this
         Section 11 shall be limited to an amount equal to the aggregate purchase price received by such Selling Shareholder less Underwriters' discounts pursuant to this Agreement from the sale of Shares by such Selling Shareholder hereunder.

                  (c) If any action, suit or proceeding (together, a "Proceeding") is brought against an Underwriter or any such person in respect of which indemnity may be sought against the Company or a Selling Shareholder pursuant to subsections (a) or (b) of this Section 11, such Underwriter or such person shall promptly notify the indemnifying party in writing of the institution of such Proceeding and the indemnifying party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party; provided, however, that the omission to so notify the indemnifying party shall not relieve the indemnifying party from any liability which the such party may have to any Underwriter or any such person or otherwise to the extent the indemnifying party is not materially prejudiced thereby. Such Underwriter or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or of such person unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such Proceeding or the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to take charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying party and paid as incurred (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The indemnifying party shall not be liable for any settlement of any Proceeding effected without such party's written consent but if settled with the written consent of such party, the indemnifying party agrees to indemnify and hold harmless any Underwriter and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than sixty business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least thirty days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

                  (d) Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, its directors and officers, any Selling Shareholder and any person who controls the Company or any Selling Shareholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim (or actions in respect of ) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through UBS Warburg LLC to the Company expressly for use in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading.

                  (e) If any Proceeding is brought against the Company, a Selling Shareholder or any such other person in respect of which indemnity may be sought against any Underwriter pursuant to subsection
         (d) of this Section 11, such person shall promptly notify such Underwriter in writing of the institution of such Proceeding and such Underwriter shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party; provided, however, that the omission to so notify such Underwriter shall not relieve such Underwriter from any liability which such Underwriter may have to such person or otherwise to the extent such Underwriter is not materially prejudiced thereby. The indemnified party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless the employment of such counsel shall have been authorized in writing by such Underwriter in connection with the defense of such Proceeding or such Underwriter shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, or additional to or in conflict with those available to such Underwriter (in which case such Underwriter shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such Underwriter may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that such Underwriter shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). No Underwriter shall be liable for any settlement of any such Proceeding effected without the written consent of such Underwriter but if settled with the written consent of such Underwriter, such Underwriter agrees to indemnify and hold harmless the indemnified party from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than sixty business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and
         (iii) such indemnified party shall have given the indemnifying party at least thirty days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding.

                  (f) If the indemnification provided for in this Section 11 is unavailable to an indemnified party in respect of any losses, damages, expenses, liabilities or claims referred to herein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Selling Shareholders and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Shares. The relative fault of the Company and the Selling Shareholders on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or a Selling Shareholder or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to herein shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

                  (g) The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (f) above. Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 11 are several in proportion to their respective underwriting commitments and not joint.

                  (h) The indemnity and contribution agreements contained in this Section 11 and the covenants, warranties and representations of the Company and the Selling Shareholders contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers, a Selling Shareholder or any person who controls the Company or a Selling Shareholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares. The Company, each Selling Shareholder and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company's officers or directors in connection with the issuance and sale of the Shares, or in connection with the Registration Statement or the Prospectus.

                  12. Information Furnished by the Underwriters. The statements set forth in the sixth paragraph, the eighth paragraph and the ninth paragraph under the caption "Underwriting" in the Prospectus constitute the only information furnished by or on behalf of the Underwriters as such information is referred to in Sections 3 and 11 hereof.

                  13. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to UBS Warburg LLC, 299 Park Avenue, New York, NY 10171-0026, Attention:
Syndicate Department and, if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 1818 Market Street, 33rd Floor, Philadelphia, PA 19103, Attention: Executive Vice President and Chief Financial Officer.

                  14. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement ("Claim"), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

                  15. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company and each of the Selling Shareholders consents to the jurisdiction of such courts and personal service with respect thereto. The Company and each of the Selling Shareholders hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against UBS Warburg LLC or any other indemnified party. Each of UBS Warburg LLC, the Company and the Selling Shareholders (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company and each of the Selling Shareholders agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company or such Selling Shareholder, as the case may be, and may be enforced in any other courts in the jurisdiction of which the Company or such Selling Shareholder, as the case may be, is or may be subject, by suit upon such judgment.

                  16. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company and the Selling Shareholders and to the extent provided in Section 11 hereof the controlling persons, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

                  17. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

                  18. Successors and Assigns. This Agreement shall be binding upon the Underwriters, the Company and each of the Selling Shareholders and their successors and assigns and any successor or assign of any substantial portion of the Company's and any of the Underwriters' respective businesses and/or assets.

                  19. Miscellaneous. UBS Warburg LLC, an indirect, wholly owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS Warburg AG. Because UBS Warburg LLC is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by UBS Warburg LLC are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

                  A lending affiliate of UBS Warburg LLC may have lending relationships with issuers of securities underwritten or privately placed by UBS Warburg LLC. To the extent required under the securities laws, prospectuses and other disclosure documents for securities underwritten or privately placed, UBS Warburg LLC will disclose the existence of any such lending relationships and whether the proceeds of the issue will be used to repay debts owed to affiliates of UBS Warburg LLC.

                  If the foregoing correctly sets forth the understanding among the Company, the Selling Shareholders and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Company, the Selling Shareholders and the Underwriters, severally. Any person executing and delivering this Agreement as Attorney-in-Fact for the Selling Shareholders represents that by so doing that he has been duly appointed as Attorney-in-Fact the Selling Shareholders pursuant to a validly existing and binding Power-of-Attorney which authorizes such Attorney-in-Fact to take such action.

                           Very truly yours,

                           RIGHT MANAGEMENT CONSULTANTS, INC.


                           By:
                                ---------------------------------------------
                                  Title:



                           By:
                                ---------------------------------------------
                                Title:  __________, on behalf of the Selling
                                Shareholders as Attorney-in-Fact

Accepted and agreed to as of the date first above written, on behalf of themselves and the other several Underwriters named in Schedule A

UBS WARBURG LLC
BANC OF AMERICA SECURITIES LLC
FIRST UNION SECURITIES, INC.
SUNTRUST CAPITAL MARKETS, INC.

By:  UBS WARBURG LLC



By:  __________________________
       Title:

                                   SCHEDULE A


                                                                Number of
Underwriter                                                    Firm Shares
-----------                                                    -----------

UBS WARBURG LLC

BANC OF AMERICA SECURITIES LLC

FIRST UNION SECURITIES, INC.

SUNTRUST CAPITAL MARKETS, INC.



                                     Total...............        3,850,000

================================================================================

                                   SCHEDULE B

                                                           Number of
                                                       Additional Shares
                                  Number of       to be Sold if Maximum Option
                                 Firm Shares               Exercised

The Company................       3,000,000                 532,500

Selling Shareholders:
--------------------
Richard J. Pinola                  640,000
Joseph T. Smith                    210,000
John J. Gavin                                                45,000
                 Total           3,850,000                 577,500
                              ================================================

------------------------------------------------------------------------------

                                   SCHEDULE C

                            Significant Subsidiaries

                  1.  Coutts Career Consultants Japan, Inc.

                  2.  Coutts Consulting Group Limited

                  3.  Right Associates, Inc.

                  4.  Right Associates Limited

                  5.  Right Human Resources, Inc.

                  6.  Right Management Consultants of Illinois, Inc.

                  7.  Right WayStation, Inc.

                                    Exhibit A

                        Right Management Consultant, Inc.

                                  Common Stock

                                ($.01 Par Value)

                                                                  _____ __, 2002

UBS Warburg LLC
Banc of America Securities LLC
First Union Securities, Inc.
SunTrust Capital Markets, Inc.
As Representative of the several Underwriters

c/o UBS Warburg LLC
       299 Park Avenue
       New York, New York 10171

Ladies and Gentlemen:

                  This Lock-Up Letter Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the "Underwriting Agreement") to be entered into by Right Management Consultants, Inc. (the "Company") and you, as representatives of the several Underwriters named in Schedule A thereto, with respect to the public offering (the "Offering") of common stock, par value $.01 per share, of the Company (the "Common Stock").

                  In order to induce you to enter into the Underwriting Agreement, the undersigned agrees that for a period of 90 days after the date of the final prospectus relating to the Offering the undersigned will not, without the prior written consent of UBS Warburg LLC (i) sell, offer to sell, contract to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of, directly or indirectly, contract to dispose of, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the "Commission") in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any Common Stock of the Company or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii). The foregoing sentence shall not apply to (a) the registration of or sale to the Underwriters of any Common Stock pursuant to the Offering and the Underwriting Agreement, (b) bona fide gifts, provided the recipient or recipients thereof agree in writing to be bound by the terms of this Lock-Up Letter Agreement and confirm that he, she or it has been in compliance with the terms of this Lock-Up Letter Agreement since the date hereof or (c) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that such trust agrees in writing to be bound by the terms of this Lock-Up Letter Agreement and confirms that it has been in compliance with the terms of this Lock-Up Letter Agreement since the date hereof. For purposes of this Lock-Up Letter Agreement, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

                  In addition, the undersigned hereby waives any rights the undersigned may have to require registration of Common Stock in connection with the filing of a registration statement relating to the Offering. The undersigned further agrees that, for a period of 90 days after the date of the final prospectus relating to the Offering, the undersigned will not, without the prior written consent of UBS Warburg LLC, make any demand for, or exercise any right with respect to, the registration of Common Stock of the Company or any securities convertible into or exercisable or exchangeable for Common Stock.

                  If (i) the Company notifies you in writing that it does not intend to proceed with the Offering, (ii) the registration statement filed with the Securities and Exchange Commission with respect to the Offering is withdrawn or (iii) for any reason the Underwriting Agreement shall be terminated prior to the time of purchase (as defined in the Underwriting Agreement), this Lock-Up Letter Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

                                      Yours very truly,


                                      Name: